EXHIBIT 99.2


                              FOR IMMEDIATE RELEASE

        XOMED COMPLETES ACQUISITION OF MENTOR OPHTHALMOLOGY PRODUCT LINES

JACKSONVILLE, Fla., Oct. 4 /PRNewswire/ -- Xomed Surgical Products, Inc. today announced that it completed the acquisition of certain assets of Mentor Corporation's Ophthalmology division for approximately $21 million in cash. As previously announced, the products acquired will be combined with Xomed's ophthalmology products currently distributed through its Solan division. Xomed and Mentor have also agreed to a series of transition-related matters that will facilitate the transfer of the business to Xomed. Xomed expects the transition process to be completed by the end of the year. Further terms of the asset purchase agreement were not disclosed.

Xomed Surgical Products is a leading developer, manufacturer and marketer of surgical products for use by ENT and ophthalmic physicians. The Company offers a broad line of products in its ENT and ophthalmology markets that include powered tissue-removal systems, nerve monitoring systems, disposable fluid-control products, image-guided surgery systems, bioabsorbable products and LASIK refractive surgery products.

Thomas E. Timbie
Vice President and Chief Financial Officer
Phone: (904) 279-7525
E-mail: ttimbie@xomed.com
Website: www.xomed.com

THIS PRESS RELEASE CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES, INCLUDING BUT NOT LIMITED TO, THE RAPID TECHNOLOGICAL CHANGE OF PRODUCTS IN THE COMPANY'S INDUSTRY, UNCERTAINTIES REGARDING MARKET ACCEPTANCE OF PRODUCTS IN DEVELOPMENT, THE IMPACT OF COMPETITIVE PRODUCTS AND PRICING, RELIANCE ON OUTSIDE PARTIES, UNCERTAINTY RELATING TO THIRD-PARTY REIMBURSEMENT AND HEALTH CARE REFORMS, AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.